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TRANSCRIPT OF DIALOGUE ON VIDEO.
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                                  DO THE MATH
                       GROWTH + VALUE + EXPERIENCE = WAMU
                              Final Script 4/28/97


        KERRY KILLINGER INTRODUCTION

        Hi, I'm Kerry Killinger. Since 1990, our company has been executing a very successful business strategy, strategy based on growth, value and experience. Let me explain. Not long ago, our company had only a few offices scattered throughout Washington state.

        Today, we are a full-service financial services company with more than 550 offices in nine Western states. This expansion is the result of a prudent acquisition strategy, as well as a focus on internal growth. And, during this expansion, we have delivered a superior long-term return to our shareholders.

        Between April 1990, when our current core management team came together, and the end of 1996, Washington Mutual's total return, including the reinvestment of dividends, has exceeded that of every company in our peer group and has more than doubled the return of the Standard and Poor's Financial Index.

        The track record of our management team speaks for itself. Whether it's entering new markets, expanding our business lines or integrating acquired institutions, Washington Mutual has an experienced management team that makes things happen.

        On May 12th and 13th you will have the opportunity to meet with this management team. They'll share with you the technology platform that is positioning us to improve our efficiency ratios and to expand through acquisitions. They'll share the strategies that are resulting in outstanding loan originations and new customer growth. And they'll share our plans on integrating future acquisitions.

        Please take a few moments to view this video and "do the math" for yourself. You'll see why Growth plus Value plus Experience equals Washington Mutual, and why you should come to Seattle May 12th and 13th to hear our story.

1.      ATTA ARGHANDIWAL:

        I would say that Washington Mutual has a tremendous focus on quality. That is basically for customers and the quality of employees and the awareness that we have in the level of service we provide.

2.      BRAD DAVIS:

        We have a proven track record of building strong brand awareness in all of our markets, driving high volumes of traffic through our financial centers and we have a



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        skilled and motivated sales force that's cross-selling that customer into other products and services.

3.              LIANE WILSON:

        Technology at Washington Mutual is not used for technology's sake.

4.              CRAIG QUINN:

        What we're doing is we're freeing up our employees' time so that they can concentrate on their customer and on cross-selling products to those customers.

5.              DEANNA OPPENHEIMER:

        Washington Mutual can move in and dominate a new market quicker than any of our competitors.

6.      Graphic:  Household & Account Growth

                NARRATOR:

                Four years ago, Washington Mutual had relationships with more than 623,000 households. By the end of 1996, through acquisitions and internal growth, that total had grown to more than 1.4 million households. In that same period, the Company's total number of accounts grew from 1.8 million to almost 4 million.

7.              DEANNA OPPENHEIMER:

        Our consumer banking strategy is predicated on three factors. The first is a highly incented sales management force that can deliver a broad array of products and services through financial centers. The second is integrated marketing that has a strong brand awareness that can drive in products and services to those centers based on what the customer wants and what's profitable to the institution. And the third element is a technology platform that can support and enhance this integrated sales effort.

8.      Graphic: Telephone Customer Service

                NARRATOR:

                Washington Mutual handles an ever increasing number of customer calls fielded either by live representatives or the automated voice response unit, or VRU. At the end of first quarter 1994, only 53% of those calls were handled by the VRU. Today, that percentage has grown to more than 83% helping reduce the cost of customer transactions while improving customer service.


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9.              DEANNA OPPENHEIMER:

        Washington Mutual has learned that there is a strong consumer appeal to a consumer bank and that means something that is an alternative to a traditional thrift that has a very limited product line and a commercial bank that has a bigger, broader focus of businesses, as well as individuals.

10.             CRAIG DAVIS:

        There has been a very good model developed in multi-state lending in Colorado, in Nevada, in Arizona. We have a very strong lending franchise combining all these companies.

11.             DEANNA OPPENHEIMER:

        Washington Mutual is uniquely qualified for this market because of our decade plus of experience in perfecting the consumer banking strategy.

12.     Graphic; Consumer and Total Lending

                NARRATOR:

                During the past quarter, Washington Mutual experienced a continued growth in lending. Consumer lending in first quarter 1997 was up 35 percent over first quarter 1996. Total lending during first quarter 1997 was up 16 percent over first quarter, moving from 2.96 billion dollars to more than 3.43 billion dollars.

13.     Graphic; Net Change in Total Households

                NARRATOR:

                Since offering free checking in September 1994, Washington Mutual has averaged more than 19,000 net new households every quarter. And these figures exclude households gained through acquisitions.

14.             BRAD DAVIS:

        As bank products increasingly become commodities, consumers are looking more and more to brand character or personality to make a choice about where they want to do business. And as a result of that, all of our marketing focuses on our personality.

15.     WAMU TV Ad

                HAMMERMAN:

The history of the hammer is the history of civilization.

16.     WAMU TV Ad

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                COWBOYS/RODEO GRANDMAS:

        Whoa, it's the Rodeo Grandmas from Washington Mutual. Where you fellas headed?

17.             BRAD DAVIS:

        We are real people talking to real people about their financial services needs from consumer research through product development right to our advertising.

18.             ATTA ARGHANDIWAL:

        We at American Savings believe that we are very, very lucky to have Washington Mutual on our side now. The media support that Washington Mutual can provide and the marketing campaigns that it can provide and the colorful merchandising that they bring in the branches, I think they have a tremendous impact. And overall the billboards and everything that's out there, it's quality work.

19.             LAURA RYAN:

        The do the math campaign has made the phones ring. On the retail side, it's bringing in checking accounts. On the lending side, that's a natural transition to come over and ask about your home loan because people want to bank in one place.

20.             ATTA ARGHANDIWAL:

        We have been able to increase net gain by over 30,000 the first three months of 1997.


21.     Graphic: Net New Checking Account

                NARRATOR:

                In all of the 1996, American Savings Bank had a net gain of 5,754 checking accounts. During the first quarter of 1997 alone, with Washington Mutual marketing programs in place, ASB's net checking account growth exceeded 30,000 accounts. In the first quarter of 1996, Washington Mutual's Northwest Operations gained more than 20,000 net new checking accounts. For the same period in 1997, that number jumped to more than 34,000. The total for year end 1996 was more than 117,000 net new checking accounts.

22.             LIANE WILSON:

        We're not a technology company. We're a bank and we like to focus on sales and service, and by having partnerships that give us basic technologies that we then customize, this is a great advantage to Washington Mutual.

23.             CRAIG QUINN:

        We took IBM's expertise and Washington Mutual's expertise and combined the two together. What we came up with was the universal work station which is able to handle all branch functions at any one time in any one place. What that's done is it's created efficiency for us, helps our customers out and it makes our employees feel better about the job they are doing as well. It's probably the most powerful work station that you're going to see in a financial institution.

24.     Graphic: Teller Transaction Productivity

                NARRATOR:

                In the first quarter of 1994, the average Washington Mutual Northwest Operations teller handled approximately 1,566 transactions per month. Today, that same teller handles nearly 2,600 transactions per month -- a 66% increase.

25.             LIANE WILSON:

        Right now, the technology that we have, for example in our loan origination function, allows us to automatically underwrite loans and to close a loan in 5 days.

26.             MARTIN SANELLI:

        It's a one touch and an appraisal is ordered. It's a one touch and the title is ordered. It's one touch and the credit's ordered. Customers who are use to seeing credit reports, you know two three days down the road, now they can see their credit report right there, in minutes. Typically it takes us about 22-25 minutes with a customer in front of us to take an application. We are seeing loan approvals in less than 24 hours.

27.             LIANE WILSON:

        This is the height in the industry of being able to satisfy a customer's need.

28.     Graphic: Operating Efficiency Ratio:

                NARRATOR:

        Over the past few years, Washington Mutual has continued to improve its efficiency ratio, helping to increase profitability. During first quarter 1995, the Company's efficiency ratio sat at 61.35%. By first quarter 1997, that figure had dropped to 49.1%.

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29.             CRAIG QUINN:

        When we acquire a bank, the nice thing about our systems is we can put them all in that new bank at one time and the conversion process is very simple and very quick and they begin producing as Washington Mutual.

30.             MIKE RUSSELL:

        So, of all the companies that I've personally worked for, Washington Mutual has shown the biggest commitment to bringing branches up on line quickly.

31.     Graphic: Increased Services per Household at Newly Acquired Institutions

                NARRATOR:

                Washington Mutual has a strong track record of improving services per household at newly acquired institutions. Three years after acquiring Vancouver Federal, services per household had increased by 26%. With Crossland Savings, services per household went up 29%. The same period with Pioneer Savings saw an increase of 49%. And three years after acquiring Pacific First Bank, services per household increased by 44%.

32.             DEANNA OPPENHEIMER:

        One of the key benefits that we offer in our consumer banking strategy that's unlike any of our competitors is our focus on our incentive compensation model and what it does is it motivates producers. It causes them to be able to very quickly see what it takes to produce revenues that bring profit to their bottom line as well as the Bank's bottom line and goal-aligns the two.

33.             LAURA RYAN:

        I like working for one of the top lenders in California. I like being able to say that when I, when I say I can do something, I can do it and I've got the support behind me that will back me up to get the job done and if I can do more volume because of Washington Mutual, then that's fabulous for me because that means my years just get better and better.

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34.     Graphic: Bank Advertising Recall

                NARRATOR:

                Historically, in King County, Washington, when survey participates are asked which single financial institution's advertising comes to mind first, Washington Mutual has run second to Seafirst. But in November of 1996, after the Rodeo Grandmas ads aired, Washington Mutual's numbers shot up to 43% compared to Seafirst's 22%. In the Portland Market the Rodeo Grandmas campaign was also a hit. Washington Mutual's top of mind awareness numbers grew to 33%, a record for the Portland area.

35.             DEANNA OPPENHEIMER:

        We've risen to the top of the industry by not being the traditional thrift.

36.             CRAIG QUINN:

        We can serve more people. We can do it more efficiently. We can drive down our training costs. We're going to have happier customers. We're going to have happier employees too because they have the tools that they need to be able to do their job.

37.             BRAD DAVIS:

        This is terrific company. The culture is very strong. It's very team oriented. We work together. We keep focused on the customer. And we make quick work of it.

38.             DEANNA OPPENHEIMER:

        Throughout the last several years, banks and thrifts alike have come to see our platform in the Northwest, what we've developed here. And all of them walk away saying boy, you have developed what we've been striving to achieve.

39.    Graphic: Do the Math

40.     Graphic: Washington Mutual logo

41.     Graphic: Disclaimer


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                        Slide Images Appearing on Video
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Stock Market Performance
4/1/90 - 12/31/96 Comparative Return(a)
--------------------------------------------------------------------------------

                                 [BAR GRAPH]

                            WAMU            34  %
                            NOB             28.5%
                            CCI             28.4%
                            WFC             26.2%
                            BAC             24.5%
                            KEY             23.8%
                            USBC            21.5%
                            NB              18.8%
                            ONE             18.6%
                            S&P             15.5%
                            AHM             14.7%
                            GWF             14.2%
                            GDW             14.0%
                            WFSL            13.9%

Source:  Bloomberg
(a) Total return assumes reinvestment of dividends
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Household and Account Growth
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                               Household Growth
                               ----------------
                                 [BAR GRAPH]

                           1993            623,076
                           1994            652,643
                           1995            737,258
                           1996          1,423,341

                                Account Growth
                                --------------
                                 [LINE GRAPH]

                           1993          1,848,679
                           1994          2,008,846
                           1995          2,336,295
                           1996          3,978,954

Household & Account Growth data has not been restated for mergers. Data for 1996 includes ASB.
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Telephone Customer Service
(exclusive of ASB)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                 Total Calls
                                 -----------
                                 [BAR GRAPH]

                           3-94            408,705
                           3-95            555,343
                           3-96            806,377
                           3-97          1,401,205
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Telephone Customer Service
(exclusive of ASB)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                           Total Calls vs. VRU Calls
                                  [BAR GRAPH]

                      3-94         408,705           53%
                      3-95         555,343         70.4%
                      3-96         806,377         69.3%
                      3-97       1,401,205         83.2%

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Total Consumer Loan Origination
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  [BAR GRAPH]

                        Q1-96           $273.6
                        Q1-97           $369.8  + 35%
                                                  -----


($ in millions)
Figures restated to include ASB.

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Total Loan Origination
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  [BAR GRAPH]


                          Q1-96           $2.96
                          Q1-97           $3.43   + 16%
                                                  -----


($ in millions)
Figures restated to include ASB.

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Net Change in Total Households
(Exclusive of Acquisitions)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  [BAR GRAPH]


                  Q1              Q2              Q3              Q4

        1994    -2,727           2,441           6,135          18,475
        1995    18,735          12,409          15,810          15,487
        1996    12,040          19,646          26,955          27,975
        1997    26,709
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Net New Checking Accounts
(American Savings Bank)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  [BAR GRAPH]


                  Q1              Q2              Q3              Q4

        1996    -2,413            89             2,193           6,063
        1997    31,315


1996 Total = 5,754
Q1-97 = 31,315

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Net New Checking Accounts
(Northwest Operations)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  [BAR GRAPH]


                  Q1              Q2              Q3              Q4

        1996    20,718          29,221          35,506          31,520
        1997    34,358


1996 Total = 116,965
Q1-97 = 34,358


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Teller Transaction Productivity
(Northwest Operations)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                 [BAR GRAPH]

                         Q1-94           1,566
                         Q1-97           2,597      +66%
                                                    ----
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Operating Efficiency Ratio
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                 [BAR GRAPH]

                            Q1-95           61.35%
                            Q1-96           52.64%
                            Q1-97           49.10%
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Increased Services per Household
 at Newly Acquired Institutions
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                     Vancouver Federal               26%
                     CrossLand Savings               29%
                     Pioneer Savings                 49%
                     Pacific First Bank              44%
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Bank Advertising Recall
(First Mention Awareness)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                                  King County

                                  [BAR GRAPH]

                      Washington Mutual     Seafirst
                      -----------------     --------
        1992                 25%               32%
        1993                 24%               41%
        1994                 25%               34%
        1995                 20%               32%
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Bank Advertising Recall
(First Mention Awareness)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                            Nov. 1996 King County

                                 [BAR GRAPH]


                         Washington Mutual       43%

                         Seafirst                22%

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Bank Advertising Recall
(First Mention Awareness)
[Logo] Washington Mutual
--------------------------------------------------------------------------------

                              Nov. 1996 Portland

                                 [BAR GRAPH]


                       Washington Mutual            33%

                       Wells Fargo                  26%